Exhibit 3.1

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:        The title of the document being corrected is Articles of Amendment (the “Articles”).

SECOND:        The sole party to the Articles is Blackstone Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”).

THIRD:        The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on December 30, 2022.

FOURTH:        Article FIRST of the Articles as previously filed with the SDAT is set forth below:

FIRST: Article V of the charter of the Corporation (the “Charter”) is hereby amended to increase the number of shares of capital stock that the Corporation has authority to issue to 11,600,000,000 and the number of shares of common stock, par value $0.01 per share, that the Corporation has authority to issue to 11,500,000,000.

FIFTH:        Article FIRST of the Articles as corrected hereby is set forth below:

FIRST: Article V of the charter of the Corporation (the “Charter”) is hereby amended to increase the number of shares of capital stock that the Corporation has authority to issue to 10,600,000,000 and the number of shares of common stock, par value $0.01 per share, that the Corporation has authority to issue to 10,500,000,000.

SIXTH:        The undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested to by its Secretary on this 11th day of May, 2023.

ATTEST:		BLACKSTONE REAL ESTATE INCOME TRUST, INC.

/s/ Leon Volchyok		By:	/s/ A.J. Agarwal (SEAL)
Name:	Leon Volchyok		Name:	A.J. Agarwal
Title:	Chief Legal Officer and Secretary		Title:	President and Director